================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 15, 1998

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                          0-23639                62-1710772
(State or other jurisdiction       (Commission File Number)      (IRS Employer
     of incorporation)                                           Identification
                                                                     Number)


105 WESTWOOD PLACE
SUITE 400
BRENTWOOD, TENNESSEE                                              37027
(Address of principal executive offices)                          (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)


================================================================================

         Province Healthcare Company (the "Company"), a Delaware corporation, hereby amends its Report on Form 8-K, dated May 14, 1998, relating to the acquisition of Havasu Samaritan Regional Hospital in Lake Havasu City, Arizona on May 1, 1998 (the "Acquisition"). The Company is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the Acquisition in accordance with the requirements of Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The required audited consolidated financial statements of Havasu Samaritan Regional Hospital at December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 are filed herewith.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial statements of the Company and its subsidiaries, giving effect to the Acquisition as if it had occurred on March 31, 1998, as to the balance sheet, and on January 1, 1997, as to the income statements, are filed herewith.

         (c)      Exhibits:

                                    2.1 Asset Purchase Agreement, dated April
                  29, 1998, between the Company, PHC-Lake Havasu, Inc. and Samaritan Health System, incorporated herein by reference to the Company's Current Report on Form 8-K, filed May 14, 1998, Commission File No. 0-23639.

                                    20.1 Copy of the press release, dated April
                  29, 1998, relating to the completion of the Havasu Samaritan Regional Hospital acquisition, incorporated herein by reference to the Company's Current Report on Form 8-K, filed May 14, 1998, Commission File No. 0-23639.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PROVINCE HEALTHCARE COMPANY


                                        By:  /S/ BRENDA B. RECTOR
                                             -----------------------------------
                                             Brenda B. Rector
                                             Vice President and Controller

Date:  June 15, 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
HAVASU SAMARITAN REGIONAL HOSPITAL
Report of Independent Auditors..............................   4
Balance Sheets at December 31, 1996 and 1997................   5
Statements of Operations and Changes in Net Assets for the
  Years Ended December 31, 1995, 1996 and 1997..............   6
Statements of Cash Flows for the Years Ended December 31,
  1995, 1996 and 1997.......................................   7
Notes to Financial Statements...............................   8
Condensed Balance Sheet at March 31, 1998 (Unaudited).......  15
Condensed Statements of Operations and Changes in Net Assets
  for the Three Months Ended March 31, 1997 and 1998
  (Unaudited)...............................................  16
Condensed Statements of Cash Flows for the Three Months
  Ended March 31, 1997 and 1998 (Unaudited).................  17
Notes to Condensed Financial Statements (Unaudited).........  18

PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
Pro Forma Condensed Consolidated Financial Statements.......  19
Pro Forma Condensed Consolidated Balance Sheet at March 31,
  1998 (Unaudited)..........................................  20
Pro Forma Condensed Consolidated Statement of Income for the
  Year Ended December 31, 1997 (Unaudited)..................  21
Pro Forma Condensed Consolidated Statement of Income for the
  Three Months Ended March 31, 1998 (Unaudited).............  22
Notes to Pro Forma Condensed Consolidated Financial
  Statements (Unaudited)....................................  23

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Samaritan Health System
dba Havasu Samaritan Regional Hospital

     We have audited the accompanying balance sheets of Havasu Samaritan Regional Hospital (an operating unit of Samaritan Health System) as of December 31, 1996 and 1997, and the related statements of operations and changes in net assets, and cash flows for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Havasu Samaritan Regional Hospital at December 31, 1996 and 1997, and the results of its operations and its cash flows for the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Phoenix, Arizona
May 5, 1998

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                                 BALANCE SHEETS

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1996          1997
                                                              -----------   -----------
                                 ASSETS
Current assets:
  Cash......................................................  $     5,500   $     5,750
  Accounts receivable, less allowance for doubtful accounts
     of $618,000 in 1996 and in $1,159,000 in 1997..........    1,834,095     3,049,331
  Inventories...............................................      847,185     1,094,129
  Other.....................................................      132,301       146,652
                                                              -----------   -----------
          Total current assets..............................    2,819,081     4,295,862
Assets limited as to use....................................    1,973,798     1,970,060
Property and equipment, net.................................   17,943,464    17,790,545
Other.......................................................    3,590,201     4,433,580
                                                              -----------   -----------
          Total assets......................................  $26,326,544   $28,490,047
                                                              ===========   ===========
                              LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable..........................................  $   840,712   $   978,708
  Accrued expenses..........................................    3,326,066       943,729
  Current portion of long-term debt.........................      597,700       636,620
                                                              -----------   -----------
          Total current liabilities.........................    4,764,478     2,559,057
Long-term debt, less current portion........................   21,374,542    20,996,743
Net assets..................................................      187,524     4,934,247
                                                              -----------   -----------
          Total liabilities and net assets..................  $26,326,544   $28,490,047
                                                              ===========   ===========

                            See accompanying notes.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

               STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS

                                                              YEAR ENDED DECEMBER 31
                                                      ---------------------------------------
                                                         1995          1996          1997
                                                      -----------   -----------   -----------
Revenue:
  Net health services...............................  $36,987,398   $43,119,350   $55,101,188
                                                      -----------   -----------   -----------
          Total revenue.............................   36,987,398    43,119,350    55,101,188
Expenses:
  Salaries, wages and benefits......................   14,236,405    14,344,613    16,626,159
  General and administrative........................    5,917,715     7,124,119     9,995,088
  Supplies..........................................    5,016,343     5,724,295     7,457,270
  Provision for doubtful accounts...................    2,860,514     3,768,725     4,541,100
  Corporate allocated expenses......................    3,596,293     4,411,531     4,411,536
  Interest..........................................    1,582,123     1,659,146     1,628,303
  Depreciation and amortization.....................    1,654,855     1,631,557     1,688,330
                                                      -----------   -----------   -----------
          Total expenses............................   34,864,248    38,663,986    46,347,786
Excess of revenue over expenses.....................    2,123,150     4,455,364     8,753,402
Equity realignments, net............................   (2,607,242)   (5,989,351)   (4,006,679)
                                                      -----------   -----------   -----------
(Decrease) increase in net assets...................     (484,092)   (1,533,987)    4,746,723
Net assets, beginning of year.......................    2,205,603     1,721,511       187,524
                                                      -----------   -----------   -----------
Net assets, end of year.............................  $ 1,721,511   $   187,524   $ 4,934,247
                                                      ===========   ===========   ===========

                            See accompanying notes.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                            STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31
                                                       --------------------------------------
                                                          1995          1996          1997
                                                       -----------   -----------   ----------
OPERATING ACTIVITIES
(Decrease) increase in net assets....................  $  (484,092)  $(1,533,987)  $4,746,723
Adjustments to reconcile (decrease) increase in net
  assets to net cash (used in) provided by operating
  activities:
     Depreciation and amortization...................    1,654,855     1,631,557    1,688,330
     Provision for doubtful accounts.................    2,860,514     3,768,725    4,541,100
     Changes in operating assets and liabilities:
       Increase in accounts receivable, net..........   (6,892,256)   (1,904,207)  (5,756,336)
       Increase in inventories and other current
          assets.....................................      (45,295)      (78,979)    (261,295)
       Increase (decrease) in accounts payable and
          accrued expenses...........................    1,206,217       430,957   (2,244,341)
                                                       -----------   -----------   ----------
  Net cash (used in) provided by operating
     activities......................................   (1,700,057)    2,314,066    2,714,181
INVESTING ACTIVITIES
  Purchases of property and equipment, net...........     (720,411)   (1,990,210)  (1,450,536)
  Decrease in assets limited as to use...............       43,454           979        3,738
  Decrease (increase) in other assets................    2,657,570       (14,967)    (928,254)
                                                       -----------   -----------   ----------
  Net cash provided by (used in) investing
     activities......................................    1,980,613    (2,004,198)  (2,375,052)
FINANCING ACTIVITIES
  Repayment of long-term debt........................     (280,356)     (309,868)    (338,879)
                                                       -----------   -----------   ----------
  Net cash used in financing activities..............     (280,356)     (309,868)    (338,879)
                                                       -----------   -----------   ----------
  Net increase in cash...............................          200            --          250
  Cash, beginning of year............................        5,300         5,500        5,500
                                                       -----------   -----------   ----------
  Cash, end of year..................................  $     5,500   $     5,500   $    5,750
                                                       ===========   ===========   ==========

                            See accompanying notes.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

ORGANIZATION

     Havasu Samaritan Regional Hospital (Havasu) is an operating unit of Samaritan Health System (Samaritan), a not-for-profit organization. Samaritan is tax exempt under the provisions of the Internal Revenue Code and the Arizona Revised Statutes. Havasu, an acute care health care provider, is located in Lake Havasu, Arizona (see Subsequent Event note).

ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Accounts Receivable

     Havasu receives payment for services rendered to patients under payment arrangements with payors which include (i) Medicare and Arizona's Medicaid program, Arizona Health Care Cost Containment System (AHCCCS), (ii) other third party payors including commercial carriers, and health maintenance and preferred provider organizations, and (iii) others. The following table summarizes the percent of gross accounts receivable from all payors as of December 31:

                                                              1996    1997
                                                              ----    ----
Medicare and AHCCCS.........................................   46%     44%
Other Third Party...........................................   13      17
Other.......................................................   41      39
                                                              ---     ---
                                                              100%    100%
                                                              ===     ===

Inventories

     Inventories, consisting principally of supplies, are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

     Property and equipment is stated at cost. Upon sale or retirement, cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in other revenue. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

Bond Issue Costs

     Certain costs incurred in connection with long-term financing programs have been deferred. Bond issue costs (included in other assets) are amortized using the interest method over the life of the related bond issue.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Goodwill

     The excess of the purchase price over the fair value of net assets acquired (included in other assets) is being amortized on a straight-line basis over 20 years. Havasu periodically assesses the recoverability of goodwill by comparing the carrying amount of goodwill to the future benefits or undiscounted cash flows derived from the asset.

Third Party Payor Settlements

     The basis for payment to Havasu under its third party government and private payor agreements include prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

     Annually, Medicare cost reports are filed with the intermediary and are subject to audit and adjustment prior to settlement. Estimates of final settlements for all years through 1997 have been reflected in accrued expenses.

Revenue

     Approximately 52 percent in 1995 and 1996 and 49 percent in 1997 of Havasu's net health services revenue was derived from the Medicare and AHCCCS programs, the continuation of which are dependent upon governmental policies. Net health services revenue is reported at estimated net realizable amounts from patients, third party payors, and others for services rendered. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under the Medicare, AHCCCS, and certain managed care programs, are recorded as deductions from health services revenue. Provision for doubtful accounts is made when the related revenue is recorded. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts.

     Laws and regulations governing the Medicare and AHCCCS programs are complex and subject to interpretation. Havasu believes that it is substantially in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing which would have a material impact on Havasu's financial condition or results of operations. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and AHCCCS programs.

ACCOUNTS RECEIVABLE SALE

     At December 31, 1996, Samaritan had sold certain of its eligible accounts receivable (including $5,484,143 of Havasu's accounts receivable), as defined, to Hospital Billing and Collection Service, Ltd. (HBCS), a Delaware not-for-profit cooperative. Proceeds from the sale were in the form of cash (see Transactions with Affiliates note) and noninterest bearing subordinated notes. Samaritan also purchased HBCS capital certificates. As of December 31, 1996, $1,051,826 of noninterest bearing notes and $822,621 of capital certificates were allocated to Havasu by Samaritan based on the ratio of Havasu's sold accounts receivable to the aggregate accounts receivable portfolio sold to HBCS (included in other assets). In conjunction with the sale, Samaritan was required to repurchase from HBCS all accounts receivable which became uncollectible after 180 days (the recourse provision). Havasu estimated its liability under the recourse provision to be $838,106 at December 31, 1996 (included in accrued expenses). Effective July 1, 1997, Samaritan terminated its agreement with HBCS and repurchased the sold receivables with proceeds from a short-term note from First National

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Bank of Chicago (FNBC). This short-term note was subsequently repaid on September 30, 1997, with proceeds from an accounts receivable sale to Preferred Receivables Funding Corporation (PRFC), as described below.

     At December 31, 1996, Samaritan had sold certain of its eligible accounts receivable (including $2,843,671 of Havasu's accounts receivable), as defined, to PRFC, with FNBC serving as agent. Proceeds from the sales were in the form of cash (see Transactions with Affiliates note) and a noninterest bearing retained collateralization. As of December 31, 1996, $656,223 of noninterest bearing retained collateralization was allocated to Havasu by Samaritan based on the ratio of Havasu's sold accounts receivable to the aggregate accounts receivable portfolio sold to PRFC (included in other assets). In conjunction with the sale, Samaritan was required to pay PRFC the amount of all accounts receivable which became uncollectible or remained uncollected after 180 days. Havasu estimated its liability under this provision to be $223,181 at December 31, 1996 (included in accrued expenses).

     Effective September 30, 1997, Samaritan amended its agreement with PRFC effectively repurchasing the then sold receivables. Simultaneously, Samaritan sold its accounts receivable (including approximately $9,782,000 of Havasu's accounts receivable) to Samaritan Finance Company, LLC (SFC), a special purpose subsidiary of Samaritan. SFC, in turn, simultaneously sold an undivided percentage interest in a defined portion of the receivables to PRFC, with FNBC serving as agent. Under the sale agreement, the receivables are sold without recourse. Proceeds from the sale to FNBC were in the form of cash (see Transactions with Affiliates note) and retained collateralization. As of December 31, 1997, $3,462,839 of retained collateralization was allocated to Havasu by Samaritan based on the ratio of Samaritan's total retained collateralization to Samaritan's total accounts receivable portfolio sold to FNBC, applied to Havasu's sold accounts receivable (included in other assets).

ASSETS LIMITED AS TO USE

     Pursuant to the terms of bond indentures, Samaritan is required to maintain amounts on deposit in separate accounts and with trustees. These funds can be used only to satisfy obligations permitted by the respective agreements and are invested primarily in governmental obligations that are stated at market. As of December 31, 1996 and 1997, $1,992,851 and $2,011,598, respectively, of 1990B
Bond Reserve Funds (see Long-Term Debt note) were allocated to Havasu by Samaritan based upon the estimated use of debt proceeds.

PROPERTY AND EQUIPMENT

     A summary of property and equipment at December 31 follows (see Assets Held for Sale Note):

                                                             1996           1997
                                                         ------------   ------------
Land...................................................  $  2,236,000   $  2,236,000
Buildings and improvements.............................     8,658,393      9,451,460
Equipment and improvements.............................    18,513,643     20,453,411
                                                         ------------   ------------
                                                           29,408,036     32,140,871
Amortization and accumulated depreciation..............   (12,910,126)   (14,367,608)
                                                         ------------   ------------
                                                           16,497,910     17,773,263
Construction in progress...............................     1,445,554         17,282
                                                         ------------   ------------
                                                         $ 17,943,464   $ 17,790,545
                                                         ============   ============

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

OTHER ASSETS

     A summary of other assets at December 31, follows:

                                                                 1996         1997
                                                              ----------   ----------
Allocated bond issue costs..................................  $1,031,534   $1,031,534
Allocated HBCS subordinated notes and capital
  certificates..............................................   1,874,447           --
Allocated FNBC retained collateralization...................     656,223    3,462,839
Goodwill....................................................     711,263      711,263
Other.......................................................      30,000       27,000
                                                              ----------   ----------
                                                               4,303,467    5,232,636
Amortization................................................    (713,266)    (799,056)
                                                              ----------   ----------
                                                              $3,590,201   $4,433,580
                                                              ==========   ==========

     Bond issue costs were allocated to Havasu by Samaritan based upon the estimated use of debt proceeds.

ACCRUED EXPENSES

     A summary of accrued expenses at December 31, follows:

                                                                 1996        1997
                                                              ----------   --------
Accrued payroll.............................................  $  559,696   $183,147
Interest payable............................................     116,922    113,511
Third party payor settlement................................   1,587,712    643,615
Accounts receivable sale recourse provision.................   1,061,287         --
Other.......................................................         449      3,456
                                                              ----------   --------
                                                              $3,326,066   $943,729
                                                              ==========   ========

LONG-TERM DEBT

     A summary of long-term debt at December 31, follows:

                                                              1996          1997
                                                           -----------   -----------
Allocated Refunding Bonds-Series 1990B...................  $22,876,620   $22,278,920
Unamortized discount-Series 1990B........................     (904,378)     (645,557)
                                                           -----------   -----------
                                                            21,972,242    21,633,363
Less current portion.....................................      597,700       636,620
                                                           -----------   -----------
                                                           $21,374,542   $20,996,743
                                                           ===========   ===========

Refunding Bonds -- Series 1990B

     During 1990, Samaritan issued tax-exempt Hospital System Revenue Refunding Bonds, Series 1990B. $26,353,000 of the Series 1990B issuance was allocated to Havasu by Samaritan based upon the estimated use of debt proceeds. The Bonds are comprised of Serial Bonds, Term Bonds and Capital Appreciation Bonds. The Serial and Term Bonds are due in annual installments through 2001 with additional payments in 2004, 2005, 2013, 2016 and 2019. Interest is due semiannually at fixed rates which range from 6.00 percent to 7.15 percent. The Capital Appreciation Bonds will yield approximately 7.25 percent upon their maturity during each of the years 2006 to 2009. The Bonds

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

are guaranteed by MBIA and are collateralized by substantially all of the Obligated Group's, as defined, real property and fixed equipment.

     In addition to the requirement that certain funds be established and held by a trustee, bond indentures also place other restrictions on Samaritan, including restrictions on dispositions of assets, maintenance of a minimum debt service coverage ratio and days cash on hand, among others.

     Havasu's allocated portion of the Refunding Bonds-Series 1990B fair market value as of December 31, 1997 amounts to $25,049,000.

Future Maturities

     Future maturities of Havasu's allocated portion of long-term debt, at December 31, 1997, follow:

1998........................................................  $   636,620
1999........................................................      681,100
2000........................................................      728,360
2001........................................................      778,400
2002........................................................      834,000
Thereafter..................................................   17,974,883
                                                              -----------
                                                              $21,633,363
                                                              ===========

SAVINGS PLAN

     Havasu participates in Samaritan's defined contribution plan for all eligible employees. The plan permits each employee to contribute up to 15 percent of salary on a pretax basis subject to certain limitations under the Internal Revenue Code. Under the plan, Samaritan provided a matching contribution equal to a range of 60 percent to 100 percent for each participant depending on length of service as defined under the plan. Effective January 1, 1997, the Plan was amended and renamed the Futura 401(k) Savings Plan (the Futura Plan). The Futura Plan's participants include the eligible employees of Samaritan and its affiliates; HealthPartners of Arizona, Inc., and HealthPartners of Southern Arizona. Samaritan's match of participant contributions under the Futura Plan was not changed by this amendment to the Plan. Havasu's contributions to the plan totaled $293,632 in 1995, $489,924 in 1996 and $310,721 in 1997.

RETIREMENT PLAN

     The Samaritan sponsored noncontributing defined benefit plan covering all employees meeting eligibility requirements was frozen effective December 31, 1992. The frozen benefit accruals are based on years of service and employee's five highest consecutive years of earnings during the last 10 calendar years preceding retirement or termination. Samaritan's funding policy is to contribute annually the amount recommended to satisfy the minimum funding requirements. As of December 31, 1996 and 1997, Plan information has not been determined for Havasu as an individual participant in the Plan.

INSURANCE PROGRAMS

     Havasu participates in Samaritan's medical malpractice, general liability, workers' compensation and discriminatory insurance coverage, provided through a combination of purchased and self-insurance programs. Under its self-insurance program, Samaritan self-insured the first $1,000,000 per occurrence for medical malpractice limited in the aggregate to $12,000,000 annually for claims

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

made through May 31, 1993. Effective June 1, 1993, Samaritan began to self insure the first $5,000,000 per occurrence for medical malpractice with no aggregate limits. Insurance coverage has been purchased to cover payments in excess of $5,000,000 per occurrence.

     In connection with self-insurance programs, accounts have been established by Samaritan and Samaritan Insurance Funding Ltd. (SIFL) for the purpose of accumulating assets based on actuarial recommendations. These assets can be used only for the payment of medical malpractice, general liability, workers' compensation and discrimination claims, related expenses and the cost of administering the accounts. It is Samaritan's policy to record the expense and related liability for medical malpractice, general liability, workers' compensation and discriminatory losses based upon actuarial estimates using a discount rate of 7.0 percent in 1995 and 6.0 percent in 1996 and 1997. No liabilities related to the self insurance programs are allocated to the operating units of Samaritan, and no self insurance liabilities were allocated to Havasu by Samaritan at December 31, 1996 or 1997. Self insurance expense is allocated to Havasu by Samaritan with other overhead expenses (see Transactions with Affiliates note).

COMMITMENTS AND CONTINGENCIES

Sale and Leaseback of Equipment Under This Lease

     During 1994, Samaritan entered into a sale/leaseback transaction with a financial institution covering various medical, computer and office equipment that had been purchased during 1993 and 1994. The lease is for a period of 60 months with monthly lease payments. At December 31, 1996 and 1997 $880,076 of Havasu's net equipment was leased under the Samaritan sale/leaseback transaction. Subsequent to December 31, 1997, Samaritan repurchased Havasu's equipment.

     Amounts charged to expense for operating leases totaled $623,206 in 1995, $660,529 in 1996 and $1,020,320 in 1997.

Year 2000 (Unaudited)

     Some of Havasu's information systems and biomedical equipment have time-sensitive software that will not properly recognize the year 2000. This could result in a system failure or miscalculations causing disruption of Havasu's operations. Havasu is currently completing an assessment and developing a plan to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter.

TRANSACTIONS WITH AFFILIATES

     Samaritan allocated corporate expenses of $3,596,293 in 1995, $4,411,531 in 1996 and $4,411,536 in 1997 to Havasu for management services. Corporate expenses are allocated based on the ratio of Havasu's operating expenses to Samaritan's consolidated operating expenses for the years ended December 31, 1995 and 1996. Corporate expenses allocated for the year ended December 31, 1997 remained constant with the December 31, 1996 allocated amount.

     Havasu participates in Samaritan's centralized cash management function whereby all of Havasu's cash receipts are deposited into Samaritan's corporate cash accounts and Samaritan processes Havasu's cash disbursements. The centralized cash management activity is recorded through the intercompany balances.

     At December 31, 1995, 1996 and 1997, Samaritan made net equity realignments among its operating units through the elimination of certain intercompany balances. These realignments were

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

recorded as decreases of $2,607,242, $5,989,351 and $4,006,679 in Havasu's net assets at December 31, 1995, 1996 and 1997, respectively.

SUBSEQUENT EVENT

     On May 1, 1998, Samaritan sold substantially all of the real and personal assets of Havasu, excluding cash, accounts receivable, notes receivable, trust fund assets and certain prepaid expenses, to Province Healthcare for approximately $105,500,000.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                      CONDENSED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1998

                                 ASSETS
Current assets:
  Cash......................................................  $     5,750
  Accounts receivable, less allowance for doubtful accounts
     of $974,000............................................    3,767,756
  Inventories...............................................    1,075,634
  Other.....................................................      160,164
                                                              -----------
          Total current assets..............................    5,009,304
Assets limited as to use....................................    1,978,248
Property and equipment, net.................................   18,665,620
Other.......................................................    6,003,846
                                                              -----------
          Total assets......................................  $31,657,018
                                                              ===========
                       LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable..........................................  $   666,690
  Accrued expenses..........................................      510,587
  Current portion of long-term debt.........................      636,620
                                                              -----------
          Total current liabilities.........................    1,813,897
Long-term debt, less current portion........................   21,061,883
Net assets..................................................    8,781,238
                                                              -----------
          Total liabilities and net assets..................  $31,657,018
                                                              ===========

                            See accompanying notes.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

    CONDENSED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                              -------------------------
                                                                 1997          1998
                                                              -----------   -----------
Revenue:
  Net health services.......................................  $13,656,703   $15,168,436
                                                              -----------   -----------
          Total revenue.....................................   13,656,703    15,168,436
Expenses:
  Salaries, wages and benefits..............................    3,855,606     4,786,574
  General and administrative................................    2,218,094     2,380,442
  Supplies..................................................    1,930,190     2,217,844
  Provision for doubtful accounts...........................    1,297,699       996,224
  Corporate allocated expenses..............................    1,102,884     1,102,884
  Interest..................................................      377,111       394,689
  Depreciation and amortization.............................      404,384       458,840
                                                              -----------   -----------
          Total expenses....................................   11,185,968    12,337,497
Excess of revenue over expenses.............................    2,470,735     2,830,939
Equity realignments, net....................................      987,086     1,016,052
                                                              -----------   -----------
Increase in net assets......................................    3,457,821     3,846,991
Net assets, beginning of year...............................      187,524     4,934,247
                                                              -----------   -----------
Net assets, end of year.....................................  $ 3,645,345   $ 8,781,238
                                                              ===========   ===========

                            See accompanying notes.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
OPERATING ACTIVITIES
Increase in net assets......................................  $3,457,821   $3,846,991
Adjustments to reconcile increase in net assets to net cash
     provided by operating activities:
  Depreciation and amortization.............................     404,384      458,840
  Provision for doubtful accounts...........................   1,297,699      996,224
  Changes in operating assets and liabilities:
     Increase in accounts receivable, net...................  (4,132,963)  (1,714,649)
     Decrease (increase) in inventories and other current
      assets................................................      84,376       (3,205)
     Decrease in accounts payable and accrued expenses......    (513,395)    (680,020)
                                                              ----------   ----------
     Net cash provided by operating activities..............     597,922    2,904,181
INVESTING ACTIVITIES
Purchases of property and equipment, net....................    (597,586)  (1,312,773)
Increase in other assets....................................        (336)  (1,591,408)
                                                              ----------   ----------
Net cash used in investing activities.......................    (597,922)  (2,904,181)
                                                              ----------   ----------
Net increase in cash........................................          --           --
Cash, beginning of year.....................................       5,500        5,750
                                                              ----------   ----------
Cash, end of year...........................................  $    5,500   $    5,750
                                                              ==========   ==========

                            See accompanying notes.

                       HAVASU SAMARITAN REGIONAL HOSPITAL
                 (AN OPERATING UNIT OF SAMARITAN HEALTH SYSTEM)

              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements of Havasu Samaritan Regional Hospital (Havasu), an operating unit of Samaritan Health System (Samaritan), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998, are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the 1997 financial statements and footnotes thereto included herein.

ACCOUNTS RECEIVABLE SALE

     Effective September 30, 1997, Samaritan sold its accounts receivable (including approximately $12,036,000 of Havasu's accounts receivable as of March 31, 1998) to Samaritan Finance Company, LLC (SFC), a special purpose subsidiary of Samaritan. SFC, in turn, simultaneously sold an undivided percentage interest in a defined portion of the receivables to Preferred Receivables Funding Corporation, with First National Bank of Chicago (FNBC) serving as agent. Under the sale agreement, the receivables are sold without recourse. Proceeds from the sale to FNBC were in the form of cash (see Transactions with Affiliates note) and retained collateralization. As of March 31, 1998, $5,055,000 of retained collateralization was allocated to Havasu by Samaritan based on the ratio of Samaritan's total retained collateralization to Samaritan's total accounts receivable portfolio sold to FNBC, applied to Havasu's sold accounts receivable (included in other assets).

TRANSACTIONS WITH AFFILIATES

     Samaritan allocated corporate expenses of $1,102,884 in 1997 and 1998 to Havasu for management services. Corporate expenses are allocated based on the ratio of Havasu's operating expenses to Samaritan's consolidated operating expenses for the three months ended March 31, 1997. Corporate expenses allocated for the three months ended March 31, 1998 remained constant with the March 31, 1997 allocated amount.

     Havasu participates in Samaritan's centralized cash management function whereby all of Havasu's cash receipts are deposited into Samaritan's corporate cash accounts and Samaritan processes Havasu's cash disbursements. The centralized cash management activity is recorded through the intercompany balances.

     At March 31, 1997 and 1998, Samaritan made net equity realignments among its operating units through the elimination of certain intercompany balances. These realignments were recorded as increases of $987,086 and $1,016,052 in Havasu's net assets at March 31, 1997 and 1998, respectively.

SUBSEQUENT EVENT

     On May 1, 1998, Samaritan sold substantially all of the real and personal assets of Havasu, excluding cash, accounts receivable, notes receivable, trust fund assets and certain prepaid expenses, to Province Healthcare for approximately $105,500,000.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         On February 10, 1998, Province completed its initial public offering of common stock and its Junior Preferred Stock was converted into Common Stock. On May 1, 1998, Province acquired Havasu Samaritan Regional Hospital (Havasu).

         The following unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 gives effect to the acquisition of Havasu by Province as if the transaction had been completed as of March 31, 1998.

         The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to: (i) the conversion of Junior Preferred Stock into Common Stock and the sale of 5,405,000 shares of Common Stock in the initial public offering at the price of $16.00 per share, and the application of the net proceeds thereof to the repurchase of certain shares of Common Stock, the redemption of Senior Preferred Stock and the repayment of debt, and (ii) the acquisition of Havasu by Province, as if all such transactions had been completed as of January 1, 1997.

         The pro forma condensed consolidated financial information presented herein does not purport to represent what the Company's results of operations or financial position would have been had such transactions in fact occurred at the beginning of the periods presented or to project the Company's results of operations in any future period. The pro forma result of operations, which do not take into account certain operational changes instituted by the Company upon acquisition of its hospitals, are not necessarily indicative of the results that may be expected from such hospitals. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with audited consolidated financial statements of Province, included in its 1997 Form 10-K, and the audited financial statements of Havasu, included elsewhere in the Current Report on Form 8-K.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)


                                                                    HISTORICAL
                                                              ----------------------       PRO FORMA          PRO FORMA
                                                              PROVINCE        HAVASU      ADJUSTMENTS        CONSOLIDATED
                                                              ---------       -------     -----------        ------------
ASSETS
Current assets:
       Cash and cash equivalents                              $   6,675       $     6      $ 106,000  (a)
                                                                                                  (6) (b)
                                                                                            (105,567) (c)     $   7,108
       Accounts receivable, net                                  35,705         3,767         (3,767) (b)        35,705
       Inventories                                                3,848         1,076                             4,924
       Prepaid expenses and other                                 6,028           160           (154) (b)         6,034
                                                              ---------       -------      ---------          ---------
             Total current assets                                52,256         5,009         (3,494)            53,771
Property, plant and equipment, net                               66,804        18,666         11,094  (c)        96,564
Other assets:
       Unallocated purchase price                                   760            --                               760
       Cost in excess of net assets acquired, net                53,146            --         75,724  (c)       128,870
       Other                                                      8,256         7,982         (7,982) (b)         8,256
                                                              =========       =======      =========          =========
                                                              $ 181,222       $31,657      $  75,342          $ 288,221
                                                              =========       =======      =========          =========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                       $   5,029       $   667      $    (667) (b)     $   5,029
       Accrued salaries and benefits                              6,968            --                             6,968
       Accrued expenses                                           2,311           510            489  (c)         3,310
       Current maturities of long-term obligations                2,255           637           (637) (b)         2,255
                                                              ---------       -------      ---------          ---------
             Total current liabilities                           16,563         1,814           (815)            17,562
Long-term obligations, less current maturities                   52,166        21,062        106,000  (a)
                                                                                             (21,062) (b)       158,166
Third-party settlements                                           7,255            --                             7,255
Other liabilities                                                 8,506            --                             8,506
Minority interest                                                   888            --                               888

Common stockholders' equity (deficit):
       Net assets                                                    --         8,781         10,457  (b)
                                                                     --            --        (19,238) (c)            --
       Common stock                                                 130            --                               130
       Additional paid-in-capital                                97,338            --                            97,338
       Retained earnings (deficit)                               (1,624)           --                            (1,624)
                                                              ---------       -------      ---------          ---------
             Total common stockholders' equity (deficit)         95,844         8,781         (8,781)            95,844
                                                              =========       =======      =========          =========
                                                              $ 181,222       $31,657      $  75,342          $ 288,221
                                                              =========       =======      =========          =========

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    IPO                              ACQUISITION
                                                  HISTORICAL     PRO FORMA   PRO FORMA   HISTORICAL   PRO FORMA    PRO FORMA
                                                   PROVINCE     ADJUSTMENTS     IPO        HAVASU    ADJUSTMENTS  CONSOLIDATED
                                                  ----------    -----------   -------    ----------  -----------  ------------
Revenue:
      Net patient service revenue                  $149,296       $          $149,296     $55,101      $           $204,397
      Management and professional services            9,691                     9,691          --                     9,691
      Reimbursable expenses                           6,674                     6,674          --                     6,674
      Other                                           4,866                     4,866          --                     4,866
                                                   --------       ------      -------      ------      ------      --------
           Net operating revenue                    170,527           --      170,527      55,101          --       225,628

Expenses:
      Salaries, wages and benefits                   66,172                    66,172      16,626                    82,798
      Reimbursable expenses                           6,674                     6,674          --                     6,674
      Purchased services                             23,242                    23,242          --                    23,242
      Supplies                                       16,574                    16,574       7,457                    24,031
      Provision for doubtful accounts                12,812                    12,812       4,541                    17,353
      Other operating expenses                       16,318                    16,318      14,407                    30,725
      Rentals and leases                              4,888                     4,888          --                     4,888
      Depreciation and amortization                   7,557                     7,557       1,689       1,560 (g)    10,806
      Interest expense                                8,121       (3,334)(d)    4,787       1,628       7,170 (h)    13,585
      Minority interest                                 329                       329          --                       329
      Loss on sale of assets                            115                       115          --                       115
                                                   --------       ------      -------      ------      ------      --------
           Total expenses                           162,802       (3,334)     159,468      46,348       8,730       214,546
                                                   --------       ------      -------      ------      ------      --------
Income before income taxes                            7,725        3,334       11,059       8,753      (8,730)       11,082
Income taxes                                          3,650        1,299 (e)    4,949          --           9 (e)     4,958
                                                   --------       ------      -------      ------      ------      --------
Net income                                            4,075        2,035        6,110       8,753      (8,739)        6,124
Preferred stock dividends and accretion              (5,077)       5,077 (f)       --          --          --            --
                                                   ========       ======      =======      ======      ======      ========
Net income (loss) to common shareholders           $ (1,002)      $7,112      $ 6,110      $8,753     $(8,739)     $  6,124
                                                   ========       ======      =======      ======      ======      ========

Basic earnigs (loss) per common share:
      Net income                                   $   0.71                                                        $   0.49
      Preferred stock dividends and accretion      $  (0.88)                                                             --
                                                   ========                                                        ========
      Net income (loss) per common share           $  (0.17)                                                       $   0.49
                                                   ========                                                        ========

Diluted earnings (loss) per common share:
      Net income                                   $   0.71                                                        $   0.47
      Preferred stock dividends and accretion         (0.88)                                                             --
                                                   ========                                                        ========
      Net income (loss) per common share           $  (0.17)                                                       $   0.47
                                                   ========                                                        ========

Weighted-average shares:
      Basic earnings per common share                 5,787                                                          12,466
      Diluted earnings per common share               6,461                                                          13,140

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  IPO                                     ACQUISITION
                                                 HISTORICAL    PRO FORMA    PRO FORMA     HISTORICAL       PRO FORMA    PRO FORMA
                                                  PROVINCE    ADJUSTMENTS      IPO          HAVASU        ADJUSTMENTS  CONSOLIDATED
                                                 ----------   -----------   --------      ----------      -----------  ------------
Revenue:
      Net patient service revenue                  $42,750       $          $42,750         $15,168         $            $57,918
      Management and professional services           2,930                    2,930              --                        2,930
      Reimbursable expenses                          1,562                    1,562              --                        1,562
      Other                                            609                      609              --                          609
                                                   -------       -----      -------         -------         -------      -------
           Net operating revenue                    47,851                   47,851          15,168              --       63,019

Expenses:
      Salaries, wages and benefits                  18,606                   18,606           4,786                       23,392
      Reimbursable expenses                          1,562                    1,562              --                        1,562
      Purchased services                             6,035                    6,035              --                        6,035
      Supplies                                       4,627                    4,627           2,218                        6,845
      Provision for doubtful accounts                3,082                    3,082             996                        4,078
      Other operating expenses                       4,257                    4,257           3,483                        7,740
      Rentals and leases                             1,474                    1,474              --                        1,474
      Depreciation and amortization                  2,205                    2,205             459             353 (g)    3,017
      Interest expense                               1,855        (474)(d)    1,381             395           1,840 (h)    3,616
      Minority interest                                 68                       68              --                           68
      Loss on sale of assets                            33                       33              --                           33
                                                   -------       -----      -------         -------         -------      -------
           Total expenses                           43,804        (474)      43,330          12,337           2,193       57,860
                                                   -------       -----      -------         -------         -------      -------
Income before income taxes                           4,047         474        4,521           2,831          (2,193)       5,159
Income taxes                                         1,772         189 (e)    1,961                             249 (e)    2,210
                                                   -------       -----      -------         -------         -------      -------
Net income                                           2,275         285        2,560           2,831          (2,442)       2,949
Preferred stock dividends and accretion               (696)        696 (f)       --                                           --
                                                   =======       =====      =======         =======         =======      =======
Net income to common shareholders                  $ 1,579       $ 981      $ 2,560         $ 2,831         $(2,442)     $ 2,949
                                                   =======       =====      =======         =======         =======      =======

Basic earnigs (loss) per common share:
      Net income                                   $  0.24                                                               $  0.23
      Preferred stock dividends and accretion        (0.07)                                                                   --
                                                   =======                                                               =======
      Net income (loss) per common share           $  0.17                                                               $  0.23
                                                   =======                                                               =======

Diluted earnings (loss) per common share:
      Net income                                   $  0.23                                                               $  0.22
      Preferred stock dividends and accretion        (0.07)                                                                   --
                                                   =======                                                               =======
      Net income (loss) per common share           $  0.16                                                               $  0.22
                                                   =======                                                               =======

Weighted-average shares:
      Basic earnings per common share                9,343                                                                13,010
      Diluted earnings per common share              9,615                                                                13,282

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


Balance sheet pro forma adjustments:

(a) Reflects the borrowing by Province of $106.0 million to finance the acquisition of Havasu.

(b) Reflects the elimination of the Havasu assets not purchased and liabilities not assumed by Province as follows:

         Cash                                                $     (6)
         Accounts receivable, net                              (3,767)
         Prepaid expenses and other                              (154)
         Other                                                 (7,982)
         Accounts payable                                         667
         Current maturities of long-term obligations              637
         Long-term obligations, less current maturities        21,062
                                                             ========
         Net assets                                          $ 10,457
                                                             ========

(c) Reflects the purchase of Havasu and the allocation of the $105.5 million purchase price to adjust assets purchased and liabilities assumed to fair value and to record intangibles as follows:


         Property, plant and equipment              $  11,094
         Cost in excess of net assets acquired         75,724
         Accrued expenses                                (489)
         Net assets                                    19,238
                                                    =========
         Cash paid                                  $ 105,567
                                                    =========

Income statement pro forma adjustments:

(d) Reflects the elimination of interest expense associated with the $39.6 million of long-term obligations repaid with the net proceeds of the initial public offering.

(e) Reflects the inclusion of income tax expense (benefit) based on the combined federal and state statutory rate of 39.0% applied to adjusted pre-tax income or loss.

(f) Reflects the elimination of the dividends and the accretion of issuance costs on the Senior Preferred Stock redeemed with a portion of the net proceeds of the initial public offering and the Junior Preferred Stock converted into Common Stock in connection with the initial public offering.

(g) Reflects the elimination of the historical depreciation expense of Havasu, and the inclusion of the Company's depreciation of property, plant and equipment and amortization of goodwill and other intangible assets.

(h) Reflects the elimination of the historical interest expense related to the debt of Havasu not assumed in the acquisition, and the inclusion of the Company's interest expense related to debt used to finance the acquisition.